Exhibit 16.1


S. W. Hatfield, CPA
9002 Green Oaks Circle
Dallas, Texas 75243


December 13, 2005


Gentlemen:

      The letter shall confirm that your engagement as auditor of the financial statements of our company is terminated. This termination and the engagement of Jimmy Cheung as our new independent auditors were approved by our full Board of Directors.

      You are hereby authorized to respond fully to the inquiries of Jimmy Cheung.

      Our counsel will be preparing a Current Report on Form 8-K to report your termination. You will be provided with a copy of the disclosures that we will be making in response to Item 304(a) of Regulation S-B. Please furnish us with a letter addressed to the Securities and Exchange Commission as to whether you agree with the statements made by us herein.




                                          Very truly yours,

                                          PARALLEL TECHNOLOGIES, INC.

                                          By: /s/ Glenn Little
                                              ------------------------------
                                          Name:   Glenn Little
                                          Title:  President